UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2005

OTTAWA SAVINGS BANCORP, INC.

(Exact name of registrant as specified in its charter)

United States	000-51367	(to be applied for)
State of Other Jurisdiction of Incorporation	Commission File Number	I.R.S. Employer Identification Number

925 LaSalle Street, Ottawa, Illinois 61350

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (815) 433-2525

Not Applicable

(Former name or former address, if changed since last report)

Item 8.01 Other Events.

On July 13, 2005, Ottawa Savings Bancorp, Inc. (the Company”) issued a press release announcing that that Ottawa Savings Bank has completed its mutual holding company reorganization and the related common stock offering by the Company after receiving final regulatory approval. Trading is expected to begin on July 14, 2005, on the OTC Bulletin Board under the symbol “OTTW.”

The Company sold a total of 1,001,210 shares of common stock at $10.00 per share in a subscription offering, which ended June 16, 2005, and a community offering, which ended June 23, 2005. For more information, reference is made to the Company’s press release dated July 13 2005, a copy of which is attached to this Report as Exhibit 99.1 and is furnished herewith.

Item 9.01 Financial Statements And Exhibits

(c)	Exhibits.

Number	Description
99.1	Press Release dated July 13, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTTAWA SAVINGS BANCORP, INC.

Date: July 14, 2005	By:	/s/ Gary L. Ocepek
Gary L. Ocepek
President and Chief Executive Officer